UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                       Date of Report: October 30, 1998



                                 PACIFIC BELL

                           A California Corporation

                          Commission File No. 1-1414

                          IRS Employer No. 94-0745535

        140 New Montgomery Street, San Francisco, California 94105-3705

                        Telephone Number (415) 542-9000

Item 5.  Other Events

On October 29, 1998, SBC Communications Inc. released the following information regarding Pacific Bell:

                     PACIFIC BELL BEGINS DEBENTURE BUYBACK

      SAN ANTONIO, October 29, 1998 - SBC Communications (NYSE: SBC) today announced that Pacific Bell is commencing fixed spread repurchase offers for any and all of its outstanding 8.50% debentures due August 15, 2031; 7.75% debentures due September 15, 2032; and 7.50% debentures due February 1. 2033.
      Each offer will commence at 2 p.m. Eastern Standard Time on Thursday, October 29, 1998 and expire at 5 p.m. Eastern Standard Time on Thursday, November 5, 1998 unless extended or terminated earlier.
      The securities will be purchased at a price per $1,000 principal amount of each security purchased. The repurchase price applicable to securities properly repurchased pursuant to the offer will be calculated in a manner intended to result in a yield determined by reference to the yield to maturity of the applicable U.S. Treasury Note as listed below plus the corresponding fixed spread. Each price is calculated at the time of acceptance of an offer. In addition, Pacific Bell will pay accrued and unpaid interest on the debentures up to, but not including, the date of payment of the purchase price for the debentures.

-------------------------------------------------------------------------------
Description   Outstanding    Earliest    Reference   Fixed        Hypothetical
of            Principal      Redemption  U.S.        Spread       Purchase
Debentures    Amount         Date        Treasury                 Price*
                                         Note
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
8.50% due     $225,000,000   8/15/2001   6.50% due   0.23%        $1,126.64
8/15/2031                                8/31/2001
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
7.75% due     $300,000,000   9/15/2002   5.875% due  0.46%        $1,135.80
9/15/2032                                9/30/2002
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
7.50% due     $400,000,000   2/01/2003   5.50% due   0.73%        $1,116.80
2/1/2033                                 2/28/2003
-------------------------------------------------------------------------------

*Hypothetical purchase price based on the yield to maturity of the reference note for the securities as of 9:00 EST on October 29, 1998 and a settlement date of November 3, 1998.

      Information about the offers will be available on MCM "Corporate Watch" Service on Telerate Page 64160 or Bloomberg Page MCM 7885. Requests for documents may be directed to Beacon Hill Partners, Inc., the information agent, at 800-755-5001 (toll-free). Questions regarding the offers should be directed to Merrill Lynch & Co., the exclusive dealer manager for the offers, at 888-654-8637 (toll free) or 212-449-4914 (call collect). To accept offer, holders should contact Merrill Lynch Corporate Bond Trading Desk at 212-449-4699 (call collect), Attention: Michael Regan or Merrill Lynch Dealer Sales Desk at 212-449-4633 (call collect), Attention: Gary Kobes.

      SBC Communications Inc. is a global leader in the telecommunications industry, with more than 36.9 million access lines and 6.5 million wireless customers across the United States, as well as investments in telecommunications businesses in 11 countries. Under the Southwestern Bell, Pacific Bell, SNET, Nevada Bell and Cellular One brands, SBC, through its subsidiaries, offers a wide range of innovative services, including local and long-distance telephone service, wireless communications, paging, Internet access, and messaging, as well as telecommunications equipment, and directory advertising and publishing. SBC (www.sbc.com) has approximately 129,000 employees. The combined 1997 revenues of SBC and SNET were $27.1 billion. SBC's equity market value ranks it as one of the largest telecommunications companies in the world.
                                        # # #

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Pacific Bell



                                    By: /s/ Robert B. Pickering
                                        Robert B. Pickering
                                        Vice President and
                                        Chief Financial Officer


October 30, 1998